SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported):  January 27, 1997
                                  -----------------

               Exact name of
Commission     Registrant                                 IRS Employer
File           as specified          State of             Identification
Number         in its charter        Incorporation        Number
----------     --------------        --------------       --------------

1-11439        ENOVA CORPORATION     California           33-0643023

1-3779         SAN DIEGO GAS &
               ELECTRIC COMPANY      California           95-1184800

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101 ASH STREET, SAN DIEGO, CALIFORNIA                               92101
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(Address of principal executive offices)                        (Zip Code)


                                                           (619) 696-2000
Registrant's telephone number, including area code-----------------------


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   (Former name or former address, if changed since last report.)









                                   FORM 8-K



Item 5.  Other Events

On January 27, 1997, Enova Corporation announced consolidated net income of $231 million for the year ended December 31, 1996, representing a 2.3 % increase from consolidated net income of $226 million in 1995. Earnings for common shares were $1.98 per share for 1996, representing a 2.1 % increase from $1.94 per common share in 1995. Consolidated operating revenues for 1996 were $2.0 billion, representing a 6.6 % increase from consolidated operating revenues of $1.9 billion in 1995.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

28.1     January 27, 1997 Enova Corporation New Release









                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                ENOVA CORPORATION
                                                       and
                                          SAN DIEGO GAS & ELECTRIC COMPANY
                                                           (Registrants)


Date: January 29, 1997			                	By:      /s/F.H. Ault
                                             --------------------------
                                                    F.H. Ault
                                          Vice President and Controller